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Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        I, William M. Lowe, Jr., hereby certify pursuant to 18 U.S.C. Section 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:

        The accompanying Annual Report on Form 10-K for the year ended March 31, 2011, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

        The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of KEMET Corporation.

Date: May 20, 2011

/s/ WILLIAM M. LOWE, JR. William M. Lowe, Jr. Executive Vice President and Chief Financial Officer

        The foregoing certifications are being furnished solely pursuant to 18 U.S.C. Section 1350 and are not being filed as part of this report or as a separate disclosure document.

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  Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002